United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 12, 2014, Dover Downs Gaming and Entertainment, Inc. modified its credit agreement with its bank group.  The modification extends the maturity date of the credit agreement from June 17, 2014 to August 15, 2014.  All other terms of the credit agreement remain unchanged.

As disclosed in more detail in our Form 10-Q for the quarter ending March 31, 2014, we are currently seeking to refinance our credit facility; however, there is no assurance that we will be able to execute this refinancing or, if we are able to refinance the credit facility, that the terms of such refinancing would be as favorable as the terms of our existing credit facility.

A copy of the agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Modification and Reaffirmation Agreement between Dover Downs Gaming and Entertainment, Inc. and Citizens Bank, National Association, as agent, dated as of June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated:           June 13, 2014

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Modification and Reaffirmation Agreement between Dover Downs Gaming and Entertainment, Inc. and Citizens Bank, National Association, as agent, dated as of June 12, 2014.